UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 21, 2011

COMVERSE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

NEW YORK	0-15502	13-3238402

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

810 Seventh Avenue,
New York, New York
10019

(Address of Principal Executive Offices)
(Zip Code)

Registrant’s telephone number, including area code: (212) 739-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)           Appointment of Certain Officers

On July 21, 2011, Oded Golan was appointed as Senior Vice President and Chief Operating Officer of Comverse, Inc. (“Comverse”), a wholly-owned subsidiary of Comverse Technology, Inc.

Prior to his appointment, Mr. Golan, age 41, has served as Senior Vice President, Business Transformation of Comverse since August 2010. Mr. Golan joined Comverse in 2000 and served in various positions, including as Vice President and General Manager, Asia Pacific from January 2009 to July 2010 and President and Representative Director, Japan and Korea. Prior thereto, Mr. Golan has served in other positions at Comverse, including Assistant Vice President, Regional Technical Director, Japan and Korea and Project Manager and Customer Support Director, Japan and Korea. Mr. Golan holds a B.A. degree in International Relations from the Hebrew University and an M.B.A. from Tel Aviv University.
.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMVERSE TECHNOLOGY, INC.

Date: July 21, 2011	By:	/s/ Shefali A. Shah
	Name:	Shefali A. Shah
	Title:	Senior Vice President, General Counsel and Corporate Secretary